Exhibit 99.1

Tidewater Announces Conference Call

NEW ORLEANS, October 17, 2013–Tidewater Inc. (NYSE: TDW) announced today that its fiscal 2014 second quarter (ended September 30, 2013) earnings conference call has been scheduled for Tuesday, November 5, 2013 at 10:00 a.m. Central time. During the conference call, the company will discuss the results for the quarter ended September 30, 2013, which are expected to be released on November 4, 2013, after the markets close.

Investors and interested parties may listen to the teleconference via telephone by calling 1-888-771-4371 if calling from the U.S. or Canada (1-847-585-4405 if calling from outside the U.S.) and ask for the “Tidewater” call just prior to the scheduled start. A replay of the conference call will be available beginning at 12:00 p.m. Central time on November 5, 2013, and will continue until 11:59 p.m. Central time on November 7, 2013. To hear the replay, call 1-888-843-7419 (1-630-652-3042 if calling from outside the U.S.). The conference call ID number is 35911627.

A simultaneous webcast of the conference call will be available online at the Tidewater Inc. website, (http://www.tdw.com). The online replay will be available until December 5, 2013.

Tidewater is the leading provider of larger Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.